Exhibit 99.2

FOR IMMEDIATE RELEASE

MATTRESS FIRM TO ACQUIRE SLEEP TRAIN WHICH SOLIDIFIES POSITION AS THE LARGEST BORDER TO BORDER, COAST TO COAST BEDDING SPECIALTY RETAILER IN THE UNITED STATES

—   Combined Business Will Operate Approximately 2,000 Mattress Specialty Retail Stores and 70 Distribution Centers Across 40 States —

—   Expected Mid-Single Digit EPS Percentage Accretion, on GAAP Basis Before One-Time Costs, in the First Full Year After Closing —

—   Estimated $20 Million in Annual Run Rate Synergies by Fiscal 2017 —

—   Creates Opportunity for Expanded Store Location Runway in United States —

HOUSTON, September 4, 2014 /BUSINESSWIRE/ -- Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), the leading specialty retailer of mattresses and related products and accessories in the United States today announced that it has entered into an agreement to acquire all of the outstanding equity interests in The Sleep Train, Inc., the leading West Coast based bedding specialty retailer, for an aggregate purchase price of $425 million, subject to working capital and other customary adjustments. As further consideration, the Company has agreed to assume certain additional liabilities totaling approximately $15 million. Sleep Train operates approximately 310 specialty mattress retail stores located in California, Oregon, Washington, Idaho, Nevada and Hawaii, and reported net sales of $471 million for the 2013 fiscal year, according to Furniture Today.

The closing of the acquisition, which is conditioned on the prior satisfaction of customary closing conditions and is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other regulatory approvals, is expected to occur by the end of the fourth fiscal quarter of 2014.  The purchase price payable to the selling shareholders will be reduced by certain payment obligations of Sleep Train, including the repayment of certain indebtedness of Sleep Train.  Ten percent of the adjusted purchase price is payable to the shareholders of Sleep Train in shares of common stock, par value $0.01 per share, of the Company, having an aggregate equivalent value, as calculated in accordance with the purchase agreement.  The remainder of the consideration payable to the shareholders of Sleep Train will consist of cash and, as noted above, the Company will assume certain additional liabilities of Sleep Train totaling approximately $15 million.  The Company expects to fund the cash requirements of the closing of the acquisition with cash reserves and the proceeds from the issuance of senior secured debt. The Company expects to receive future annual cash income tax benefits of approximately $11 million over the next 15 years from deductible tax basis goodwill generated from the transaction, subject to the Company’s ability to generate future taxable income.  The transaction has been unanimously approved by the Boards of Directors of both companies and the trustee of The Sleep Train, Inc. Employee Stock Ownership Plan.

The Company plans to continue to operate under both the Mattress Firm and Sleep Train’s family of brands and will maintain a West Coast corporate headquarters near Sacramento, California.

“This unique and transformational opportunity will meaningfully enhance Mattress Firm’s position within the specialty retail bedding industry,” stated Steve Stagner, Mattress Firm’s president and chief executive officer.  “The acquisition of Sleep Train will establish Mattress Firm as the first border to border, coast to coast multi-brand mattress specialty retailer in the United States, with pro forma sales approaching $2 billion a year. It allows us to share best practices and integrate two industry leading management teams, positioning Mattress Firm for accelerated growth. Just as importantly, these two companies are ideal partners, aligned on our passion for culture and emphasis on core values. Not only will our employees and shareholders benefit from this union, but the combination of Mattress Firm’s proven relative market share

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model and strong operating efficiencies with Sleep Train’s exceptional ability to deliver robust sales per store is expected to deliver significant synergies and provide our customers with a greater level of selection, service and convenience.”

Stagner added, “We and Sleep Train are excited about the numerous opportunities this acquisition will create for our combined 5,000 employees as well as our vendors, business partners and shareholders. Upon closing, Dale Carlsen, the chief executive officer of Sleep Train, will become president and chief strategy officer of the Company and will join the Mattress Firm Board of Directors as Vice Chairman. Rob Killgore, chief operating officer of Sleep Train, will become co-chief operating officer of the Company with current Mattress Firm chief operating officer, Ken Murphy.”

Carlsen commented:  “Since 1985, Sleep Train has provided our customers with a good night’s sleep and been a strong partner in our communities. Mattress Firm, through Steve’s leadership, has shown their commitment to their customers and their communities as well. I look forward to bringing our two teams together for the benefit of our customers, our employees and the communities we serve. Today’s announcement represents the hard work of the Sleep Train employee owners who now together with their Mattress Firm peers will move to transform the bedding retail industry. This compelling, value-enhancing transaction would not have been possible without both companies being so aligned in our culture and our visions. The combination will place our talented team members onto a national platform with enhanced growth and development opportunities. I am excited about our future with the Mattress Firm team and look forward to completing the transaction so that we can realize the benefits for all of our stakeholders.”

Compelling Strategic Rationale

•                  Expands footprint into the West Coast, including key strategic markets

•                  Adds over 310 retail store locations in major markets in California, Washington, Oregon, Nevada, Idaho and Hawaii from a leading market share player with limited overlap.

•                  Provides customers with great value, convenience and choice.

•                  Fortifies Mattress Firm as the leading mattress specialty retailer in the United States

•                  Pro forma sales approaching $2 billion annually and total enterprise locations exceeding 2,000 retail store units.

•                  Generates significant synergistic opportunities

•                  Over $20 million of identifiable cost and revenue synergy potential by the third year after closing.

•                  Creates opportunity to begin leveraging national scale benefits

•                  Allows for enhanced nationwide delivery and distribution, advertising efficiencies and exclusive partnership opportunities.

•                  Adds high-volume, established locations with a strong and experienced leadership team

•                  29 year history of well-positioned, long-term leases in “hard to enter” trade areas.

•                  Immediate scale with a sustained and profitable multi-brand organization.

•                  Experienced and disciplined culture that is highly aligned with Mattress Firm.

•                  Enhances financial performance and improves growth prospects

•                  Estimated to achieve mid-single digit earnings per diluted share (EPS) percentage accretion, on a generally accepted accounting principles basis before one-time costs, in the first full year after closing.

•                  Combined business is anticipated to generate significant free cash flow.

•                  Establishes a foundation to execute on our proven relative market share model by opening additional stores in West Coast markets to achieve store penetration levels commensurate with existing Mattress Firm markets.

Barclays, Inc. acted as exclusive financial advisor to Mattress Firm. Norton Rose Fulbright acted as legal counsel to Mattress Firm in connection with the transaction. Prairie Capital Advisors, Inc. provided a fairness opinion to the trustee of The Sleep Train, Inc. Employee Stock Ownership Plan in connection with the transaction. Shartsis Friese LLP acted as legal counsel to Sleep Train in connection with the transaction.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, EPS and net store unit change for fiscal year 2014 and any anticipated effects of the pending acquisition, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm (NASDAQ:MFRM) is a high growth specialty retailer, recognized as one of the nation’s leading specialty bedding companies, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,500 company-operated and franchised stores across 36 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com. Mattress Firm’s website is not part of this press release.

About Sleep Train

Rocklin-based Sleep Train is a specialty retailer, recognized as the West Coast’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 300 company-operated across six states, Sleep Train has the largest geographic footprint on the West Coast among multi-brand mattress specialty retailers. Sleep Train delivers its customers healthier lives, one mattress at a time, through its service oriented selling approach and strong community outreach. More information is available at http://www.sleeptrain.com. Sleep Train’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Contact: Joanna Singleton, jsingleton@jacksonspalding.com, 214-269-4401

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